Exhibit 10.8

KEEP WELL AGREEMENT

This KEEP WELL AGREEMENT (this “Agreement”), dated as of                     , 2006, is entered into by and between Cohen Brothers, LLC, a Delaware limited liability company (the “Parent”), and Cohen Bros. Acquisitions, LLC, a Delaware limited liability company (the “Company”).

WHEREAS, pursuant to a certain letter agreement, dated as of the date hereof (the “Letter Agreement”), by the Company in favor of Dekania Corp. (“Dekania”), Merrill Lynch, Pierce, Fenner & Smith Incorporated and Maxim Group LLC (collectively, the “Representatives”), the Company has undertaken to indemnify Dekania from the claims of certain creditors of Dekania under the circumstances set forth in Paragraph 1(c) therein (such indemnification obligations, the “Obligations”);

WHEREAS, the Company’s Obligations are of significant value to, and would inure to the benefit of, the Parent; and

WHEREAS, the Parent desires to ensure that the Company is financially able to satisfy the Obligations.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Agreement to Keep Well. Parent shall take all actions necessary to ensure that the Company shall have sufficient available funds in United States Dollars to pay and discharge, when due and payable, any and all of the Obligations. The Parent’s agreement hereunder shall be, and is specifically limited to, payments expressly required to be made by the Company pursuant to the Obligations, and will be subject to the limitations contained in the Letter Agreement.

2. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3. Third Party Beneficiaries. Dekania, the Representatives and any other parties to whom payment might be expressly required to be made by the Company pursuant to the Obligations are expressly intended to be third party beneficiaries of this Agreement (the “Keep Well Beneficiaries”). Except for the Keep Well Beneficiaries, nothing in this Agreement, express or implied, is intended to confer any rights, benefits or obligations hereunder upon any person (including, without limitation, any public stockholders of Dekania) other than the parties hereto and their respective successors and assigns.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its provisions concerning choice of law or choice of forum.

5. Amendment. No provision of this Agreement may be amended, supplemented or modified, nor may any of the terms and conditions hereof be waived, except by a written instrument executed by the Parent and the Company; provided that the Company shall not enter into or execute any such amendment, supplement or modification, or agree to any such waiver, that adversely affects the rights of the Keep Well Beneficiaries that has not previously been consented to in writing by each of Dekania and the Representatives (which consent shall not be unreasonably withheld).

6. Not a Guaranty. This Agreement is not, and nothing contained herein and nothing done pursuant hereto by the Parent shall be deemed to constitute, a guaranty by the Parent of the payment of any obligation, indebtedness or liability of any kind or character whatsoever of the Company.

7. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement, and all signatures need not appear on any one counterpart. Copies of all such counterparts may be delivered by the parties by facsimile or other electronic transmission, which copies shall be valid and binding for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

COHEN BROTHERS, LLC

By:
Name:
Title:

COHEN BROS. ACQUISITIONS, LLC

By: Cohen Brothers, LLC, its sole member

By:
Name:
Title:

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